EXHIBIT 99.2

ALLIANCE BANCSHARES, INC.

210 - 214 West Morris Street

Dalton, Georgia 30720

(706) 279-1600

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held May 26, 2004

NOTICE is hereby given that the annual meeting of shareholders of Alliance Bancshares, Inc. (the "Company") will be held as follows:

Place: Alliance National Bank

210 - 214 West Morris Street

Dalton, Georgia 30720

Date: Wednesday, May 26, 2004

Time: 2:00 P.M.

The purposes of the meeting are to consider and vote upon the following matters:

    Election of the persons listed in the attached proxy statement as directors.
    Amendment of the Articles of Incorporation and Bylaws of the Company to provided that directors shall be elected by plurality vote of the shareholders rather than by cumulative vote.
    Ratification of Mauldin & Jenkins, LLC as the Company's independent public accountants.
    The transaction of such other business as may properly come before the meeting.

Only those shareholders of record at the close of business on April 15, 2004 shall be entitled to notice of and to vote at the meeting.

Enclosed for your review are the Company's proxy statement, its annual report, and proxies for the proposals that shareholders will vote on at the annual meeting.

Even if you expect to attend the annual meeting of shareholders of Alliance Bancshares, Inc. in person, you are requested to mark, date, and sign the enclosed appointment of proxy and return it in the enclosed envelope. If you attend the annual meeting of shareholders, you may revoke your appointment of proxy and vote your shares in person.

By Order of the Board of Directors

Daniel G. Rees

Secretary

April 26, 2004

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ALLIANCE BANCSHARES, INC.

210-214 West Morris Street

Dalton, Georgia 30720

(706) 279-1600

PROXY STATEMENT

Mailing Date: On or about April 26, 2004

ANNUAL MEETING OF SHAREHOLDERS

To Be Held

May 26, 2004

General

This proxy statement is furnished in connection with the solicitation of the enclosed appointment of proxy by the Board of Directors of Alliance Bancshares, Inc. (the "Company") for the annual meeting of shareholders of the Company (the "Annual Meeting") to be held at Alliance National Bank, 210 - 214 West Morris Street, Dalton, Georgia 30720 at 2:00 P.M. on Wednesday, May 26, 2004, and any adjournments thereof.

Solicitation and Voting of Appointments of Proxy; Revocation

Jackson P. Turner and G. Lamar Lyle, each a current director and a nominee for reelection to the Company's Board of Directors at the Annual Meeting, are named in the appointment of proxy as proxies to represent shareholders at the Annual Meeting. Shares represented by each appointment of proxy which is properly executed and returned, and not revoked, will be voted in accordance with the directions contained in the appointment of proxy. If no directions are given, each such appointment of proxy will be voted FOR the election of each of the nominee's listed in Proposal 1, FOR Proposal 2, and FOR Proposal 3. On such other matters as may come before the Annual Meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters. An appointment of proxy may be revoked by the shareholder giving it at any time before it is exercised by filing with Daniel G. Rees, Secretary of the Company, a written instrument revoking it or a duly executed appointment of proxy bearing a later date, or by attending the Annual Meeting and announcing his or her intention to vote in person.

Expenses of Solicitation

The Company will pay the cost of preparing, assembling and mailing this proxy statement and other proxy solicitation expenses. In addition to the use of the mails, appointments of proxy may be solicited in person or by telephone by the Company's officers, directors and employees without additional compensation.

Record Date

The close of business on April 15, 2004 has been fixed as the record date (the "Record Date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only those shareholders of record on that date will be eligible to vote on the proposals described in this proxy statement.

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Voting Securities

The voting securities of the Company are the shares of its common stock (the "Common Stock"), par value $.10 per share, of which 20,000,000 shares are authorized and 885,406 shares of which were outstanding on the Record Date. There were approximately 389 shareholders of record of the Company's common stock on the Record Date. The outstanding shares of the Common Stock were issued as a result of the reorganization of Alliance National Bank into a bank holding company structure effective as of December 31, 2003. As a result of the reorganization, each outstanding share of Alliance National Bank (the "Bank") was automatically exchanged and became one share of common stock in the Company, and the Company became the owner of all of the outstanding stock of Alliance National Bank.

Voting Procedures; Votes Required for Approval

Each shareholder is entitled to one vote for each share held of record on the Record Date on each matter submitted for voting, except the election of directors. In the election of directors, a shareholder is entitled to vote, in person or by appointment of proxy:

1. the number of shares standing of record in his or her name on the Record Date for as many persons as there are directors to be elected and for whose election he or she has a right to vote; or

2. to cumulate his or her votes by giving one candidate a number of votes equal to the number of such directors multiplied by the number of his or her shares, or by distributing such votes on the same principle among any number of such candidates.

The appointment of proxy accompanying this proxy statement, when properly completed, will grant to the proxies or any substitutes appointed by them the discretionary authority to vote cumulatively all shares represented by the appointment of proxy if such right is exercised by any shareholder or other proxy. If, after the first ballot, subsequent ballots are necessary to elect directors, a shareholder may not vote shares that he or she has already fully cumulated and voted in favor of a successful candidate.

In the case of Proposal 1, election of directors, on page 6, the eight directors receiving the greatest number of votes shall be elected.

In the case of Proposal 2, amendment of the Company's Articles of Incorporation and Bylaws, on page 8, the affirmative vote of a majority of all outstanding shares as of the Record Date is required for such proposal to be approved.

In the case of Proposal 3 on page 8, for such proposal to be approved the number of votes cast in favor of the proposal must exceed the number of votes cast against the proposal.

Beneficial Ownership of Voting Securities

The following table sets forth for the members of the Board of Directors of the Company and the named executive officers of the Company, (a) their names and addresses, (b) the positions they hold in the Company, (c) the number of shares of Common Stock they beneficially owned as of April 1, 2004, and (d) the percentage of outstanding shares such number represents. Additionally, in recognition of their acceptance of the financial risks incurred in connection with the organization of the Company, the organizers were granted warrants to purchase additional shares of Company Common Stock. See "Warrants" on page 5 and the footnotes to the following table.

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The present term of office of each director will expire at the Annual Meeting. The individuals presently serving as directors have been nominated for re-election as directors of the Company to serve until the annual shareholders meeting to be held in May 2005.

NAME AND ADDRESS OF BENEFICIAL OWNER	POSITION HELD	AMOUNT AND NATURE OF BENEFICIAL OWNER	% OF CLASS (1)

Charles Y. Allgood 133 Huntington Road Dalton, Georgia 30720	Director/Vice Chairman and CEO	40,500(2)	4.42%
Murray W. Bandy 618 Miller Street Dalton, Georgia 30720	Director	71,179(3)	7.74%
J. Raymond Bates, Jr. P.O. Box 488 Dalton, GA 30722	Director	5,000	0.56%
Carl L. Griggs, Jr. 1805 Greenbush Place Dalton, Georgia 30720	Director	66,179(4)	7.20%
G. Lamar Lyle 2274 Lake Francis Road Dalton, Georgia 30721	Director	132,336(5)	14.33%
Jackson P. Turner 4405 Valley Drive Dalton, Georgia 30720	Director	108,313(6)	11.73%
J. David Gregg 707 Miller Street Dalton, Georgia 30720	Director/President and Senior Lending Officer	19,000(7)	2.11%
J. Franklin Robertson, Jr. 1912 Richland Lane Dalton, Georgia 30720	Director	1,000	0.11%
Directors and Executive Officers as a Group (9 persons)		446,507(8)	41.40%

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(1)

The calculation of the percentage ownership of each individual is based in each case on 885,406 actual outstanding shares of common stock, plus the number of shares subject to exercisable options and/or warrants held by the particular individual as if such shares are outstanding.

The calculation of the percentage ownership of the group is based upon 1,078,390 shares deemed to be outstanding. These deemed outstanding shares include 885,406 shares of common stock actually outstanding, 153,984 exercisable warrants and 39,000 exercisable stock options as of March 15, 2004.

(2)	Includes 500 shares owned by Laura J. Allgood, Mr. Allgood's spouse, 10,000 exercisable warrants and 20,000 exercisable stock options.
(3)	Includes 33,679 exercisable warrants.
(4)	Includes 33,679 exercisable warrants.
(5)	Includes 26,500 shares owned by Loutrelle Lyle, Mr. Lyle's spouse, and 38,313 exercisable warrants.
(6)	Includes 10,000 shares owned by Alloe B. Turner, Jackson P. Turner's spouse, 15,000 shares owned by C C Financial, Inc., and 38,313 exercisable warrants.
(7)	Includes 16,000 exercisable stock options.
(8)	Includes 3,000 exercisable stock options beneficially owned by an executive officer of the Bank who does not also serve as a director.

The following table sets forth the beneficial owners of the Company's only outstanding class of securities, common stock, $.10 par value, who to the Company's knowledge owned beneficially more then 5% of the Company's outstanding common stock as of April 1, 2004.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNER	% OF CLASS (1)
Murray W. Bandy 618 Miller Street Dalton, Georgia 30720	71,179(2)	7.74%
Carl L. Griggs, Jr. 1805 Greenbush Place Dalton, Georgia 30720	66,179(3)	7.20%
G. Lamar Lyle 2274 Lake Francis Road Dalton, Georgia 30721	132,336(4)	14.33%
Jackson P. Turner 4405 Valley Drive Dalton, Georgia 30720	108,313(5)	11.73%

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()

The calculation of the percentage ownership of each individual is based in each case on 885,406 actual outstanding shares of common stock, plus the number of shares subject to exercisable options and/or warrants held by the particular individual as if such shares are outstanding.

(2)	Includes 33,679 exercisable warrants.
(3)	Includes 33,679 exercisable warrants.
(4)	Includes 26,500 shares owned by Loutrelle Lyle, Mr. Lyle's spouse, and 38,313 exercisable warrants.
(5)	Includes 10,000 shares owned by Alloe B. Turner, Mr. Turner's spouse, 15,000 shares owned by C C Financial, Inc., and 38,313 exercisable warrants.

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Warrants

In recognition of the financial risks they have undertaken in organizing the Company and to encourage the organizers to serve as directors of the Company for at least three years, each organizer received, for no additional consideration, warrants to purchase additional shares of Company Common Stock. The warrants, which are represented by separate warrant agreements, were issued as of the date of original issuance of the Common Stock and are exercisable in whole or in part at any time during the ten-year period following that date, but generally no later than three months after ceasing to serve as a director of the Company, at an exercise price equal to $10.00 per share. The shares issued pursuant to the exercise of warrants will be transferable, subject to compliance with applicable securities laws. If the Office of the Comptroller of the Currency issues a capital directive or other order requiring the Company to obtain additional capital, the warrants will be forfeited if not then exercised.

Director Relationships

Jackson P. Turner is a director of a company with a class of securities subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. Mr. Turner is a director of Allied Bancshares, Inc., a publicly held company and the bank holding company of which First National Bank of Forsyth County, Cumming, Georgia, is the sole subsidiary.

Director Compensation

The Company does not presently pay directors' fees.

Employee Stock Options

Pursuant to Charles Y. Allgood's employment agreement, Alliance National Bank granted him an option to purchase 25,000 shares of its common stock at the price of $10.00 per share. As part of the reorganization, the Company assumed the option, converting it into an option to purchase 25,000 shares of common stock of the Company. The option has a term of ten years from September, 1999. The option vests in one-fifth annual increments beginning on the fifteenth day following the last day of each of the first five fiscal years after the Bank's opening date, but only if Mr. Allgood is employed by the Company and/or the Bank on the vesting date and the Bank has met the performance criteria set forth in his employment agreement. The performance criteria are (i) that the Bank must meet or exceed 90% of the budgeted net income after tax and 90% of the budgeted deposit growth for the applicable fiscal year of the Bank based on the annual budget approved by the Board of Directors of the Bank for the fiscal year, and (ii) the Bank must maintain a bank regulatory examination rating of CAMEL 1 or 2. The CAMEL rating is a rating which is assigned to each national bank by the Office of the Comptroller of the Currency based on its examination of different performance factors, with "1" being the best CAMEL rating and "5" being the worst. The Board of Directors has the discretion to waive the vesting condition. The Bank granted eight other officers of the Bank stock options to purchase an aggregate of 57,500 shares of common stock, all of which options have been assumed by the Company as part of the reorganization. The terms of the stock options granted to other officers of the Company are generally the same as the terms of Mr. Allgood's options.

Certain Transactions

The Company and the Bank expect to have banking and other business transactions in the ordinary course of business with its directors and officers, including members of their families or corporations, partnerships or other organizations in which such directors and officers have a controlling interest. If such transactions occur, they will be on substantially the same terms (including price, or interest rate and collateral) as those prevailing at the time for comparable transactions with unrelated parties, and any banking transactions will not be expected to involve more than the normal risk of collectibility or present other unfavorable features to the Company and the Bank.

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Executive Officers

The following table sets forth for each executive officer of the Company: (1) the person's name, (2) his age at December 31, 2003, (3) the year he first became an executive officer of the Company, and (4) his position with the Company and his other business experience for the past five years. The executive officers of the Company are also executive officers of the Bank.

NAME (AGE)	YEAR FIRST ELECTED	POSITIONS WITH THE COMPANY AND THE BANK AND BUSINESS EXPERIENCE
Charles Y. Allgood (66)	1999

Vice Chairman and Chief Executive Officer of the Company (2003-present); Vice Chairman and Chief Executive Officer of the Bank (2002-present); President and Chief Executive Officer of the Bank (1999-2002); Chairman of the Board of Colonial Bank, which purchased Dalton-Whitfield Bank and Trust in March, 1997 (1997-1998).

Daniel G. Rees (47)	2002

Senior Vice President, Chief Financial Officer, and Secretary of the Company (2003-present); Senior Vice President, Chief Financial Officer, and Secretary of the Bank (2002 - present); Vice President Loan Review/Internal Audit Manager, Tucker Federal Bank, Tucker, Georgia (2001-2002); Senior Vice President and Controller, Premier Lending Corporation, Marietta, GA (1998-2000); Vice President Risk Manager, Premier Bancshares, Atlanta, GA (1998); Senior Accountant, Bricker & Melton P.A., Duluth, GA (1995-1998).

J. David Gregg (38)	1999

President of the Company (2003 - present); President and Senior Lending Officer of the Bank (2002-present); Executive Vice President and Senior Lending Officer of the Bank (1999-2002); Vice President-Commercial Lending, First Bank of Dalton, Dalton, Georgia (1996-1998).

PROPOSAL 1: ELECTION OF DIRECTORS

The number of directors of the Company has been set by the Board of Directors at eight (8) persons. The terms of directors, including directors selected to fill vacancies, will expire at the next annual meeting of shareholders at which directors are elected, unless the directors resign or are removed from office. The following individuals have been nominated by the Company to serve as directors of the Company, subject to shareholder approval.

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NAME (AGE)	YEAR FIRST ELECTED COMPANY/BANK	POSITIONS WITH THE COMPANY AND THE BANK AND/OR BUSINESS EXPERIENCE
Charles Y. Allgood (66)	2003/1999

Vice Chairman and Chief Executive Officer of the Company (2003-present); Vice Chairman and Chief Executive Officer of the Bank (2002-present); President and Chief Executive Officer of the Bank (1999-2002); Chairman of the Board of Colonial Bank, which purchased Dalton-Whitfield Bank and Trust in March, 1997 (1997-1998).

Murray W. Bandy (49)	2003/1999

President and majority owner of Carpet Express, Inc., Dalton, Georgia (retail and wholesale floor covering); 50% owner and Secretary/Treasurer of BerMurr, Inc., Dalton, Georgia (real estate development and construction).

J. Raymond Bates, Jr. (54)	2003/2000

Attorney, Little, Bates & Kelehear, P.C., Dalton, Georgia; President, Landmark Properties, LLP, Dalton, Georgia (Building Ownership), Former Vice Chairman, Board of Directors, Dalton/Whitfield Bank and Trust, Dalton, Georgia.

Carl L. Griggs, Jr. (45	2003/1999	General Partner and 51% owner of Griggs Construction, LLP, Dalton, Georgia (1997 - present); General Partner and 50% owner of Griggs Young LLP, Dalton, Georgia (real estate development).
G. Lamar Lyle (56)	2003/1999

President and sole owner, Lyle Industries, Inc., Dalton, Georgia (carpet manufacturing); Chief Executive Officer and 50% owner of ACT Technologies, Inc., Dalton, Georgia (latex compounding and sales company). Vice

President and 50% owner of Quality Finishings of Georgia, LLC. Calhoun, GA (carpet dying company)

Jackson P. Turner (79)	2003/1999

Chairman of the Company's Board of Directors (2003-present); Chairman of the Bank's Board of Director (1999-present); Chairman and majority owner, CC Financial Inc., Dalton, Georgia (commercial finance company).

J. David Gregg (38)	2003/2003

President of the Company (2003-present); President and Senior Lending Officer of the Bank (2002-present); Executive Vice President and Senior Lending Officer of the Bank (1999-2002); Vice President-Commercial Lending, First Bank of Dalton, Dalton, Georgia (1996-1998).

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NAME (AGE)	YEAR FIRST ELECTED COMPANY/BANK	POSITIONS WITH THE COMPANY AND THE BANK AND/OR BUSINESS EXPERIENCE
J. Franklin Robertson, Jr. (49)	2003/2003

Certified public accountant, Robertson & Company, Dalton, Georgia (1998-present); CFO and 20% owner of Atrium Imaging Group of America, LLC, Dalton, Georgia (medical imaging center), since 1991; 20% owner of Five Core, LLC, Dalton, Georgia (imaging centers management company), since 1991.

The Board of Directors recommends that shareholders vote "FOR" each of the eight nominees for director of the Company to serve until the next annual meeting of shareholders at which directors are elected.

PROPOSAL NO. 2: AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

The Board of Directors has adopted a resolution approving the amendment of Article 8 of the Company's Articles of Incorporation to provide that directors shall be elected by plurality vote of the shareholders rather than by cumulative vote. The resolution further approves the amendment of Section 3.4 of the Bylaws of the Company to provide that directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The Board believes that this will simplify the procedures for election of directors.

Election of directors by plurality vote means each shareholder may vote the number of shares standing in his or her name for as many persons as there are directors to be elected. The number of directors to be elected receiving the most votes are elected. For example, if eight directors are to be elected and there are ten nominees, each shareholder may vote all of his shares for eight of the ten nominees, and the eight nominees receiving the highest number of votes are elected directors.

Election of directors by cumulative vote is the manner of voting for directors as set forth under the heading "Voting Procedures; Votes Required for Approval" on page 2 hereof.

The Board of Directors recommends that shareholders vote "FOR" the approval of the proposed amendment of the Company's Articles of Incorporation and Bylaws.

PROPOSAL 3: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has appointed the firm of Mauldin & Jenkins, LLC, Certified Public Accountants, as the Company's independent public accountants for fiscal year 2004.

The Board of Directors recommends that shareholders vote "FOR" ratification of Mauldin & Jenkins, LLC as the independent public accountants of the Company.

ANNUAL REPORT

A copy of the Company's Annual Report accompanies this Proxy Statement.

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OTHER MATTERS

The Board of Directors knows of no other business that will be brought before the Annual Meeting. Should other matters properly come before the meeting, the proxies will be authorized to vote shares represented by each appointment of proxy in accordance with their best judgment on such matters.

Proxy Statement Date: April 22, 2004

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